March 2026

Pricing Supplement No. 14,739

Registration Statement Nos. 333-275587; 333-275587-01

Dated March 13, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index (each referred to as an “underlying”)

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement and prospectus, as supplemented or modified by this document.

￭Automatic Call. The securities will be automatically called if the closing level of each underlying on any of the calculation days is greater than or equal to its call threshold level applicable to that calculation day, for a call payment equal to the face amount plus a call premium. The call premium applicable to each calculation day will be a percentage of the face amount that increases for each calculation day based on a simple (non-compounding) return of approximately 10.60% per annum. No further payments will be made on the securities once they have been called.

￭Maturity Payment Amount. If the securities are not automatically called, you will receive at maturity a cash payment per security as follows:

●If the ending level of the lowest performing underlying is less than its call threshold level but is greater than or equal to 75% of its starting level, which we refer to as the downside threshold level, you will receive a maturity payment amount of $1,000 per $1,000 security.

●If the ending level of the lowest performing underlying is less than its downside threshold level, investors will be exposed to the full decline in the lowest performing underlying on a 1-to-1 basis, and will receive a maturity payment amount that is less than 75% of the face amount of the securities and could be zero.

￭Investors may lose a significant portion, or all, of the face amount of the securities

￭These long-dated securities are for investors who are willing to forgo current income and participation in the appreciation of any underlying in exchange for the possibility of receiving a call payment greater than the face amount of the securities if each underlying closes at or above its call threshold level on any of the calculation days, including the final calculation day.

￭Investors will not participate in any appreciation of any underlying.

￭Because all payments on the securities are based on the lowest performing underlying, a decline beyond the respective downside threshold level of any underlying will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings.

The current estimated value of the securities is $984.00 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$0.75	$999.25
Total	$8,000,000	$6,000	$7,994,000

(1)Morgan Stanley & Co. LLC (“MS & Co.”) expects to sell the securities that it purchases from us as principal to Wells Fargo Securities, LLC (“WFS”) at the price to public less a concession of up to $0.75 per security. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $0.25 per security. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $0.25 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023 Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	September 16, 2032, subject to postponement if the final calculation day is postponed
Underlyings:	Dow Jones Industrial AverageSM (the “INDU Index”), S&P 500® Equal Weight Index (the “SPW Index”) and Russell 2000® Index (the “RTY Index”)
Aggregate face amount:	$8,000,000
Automatic call:

If, on any calculation day, beginning on September 18, 2028, the closing level of each underlying is greater than or equal to its call threshold level applicable to that calculation day, the securities will be automatically called for the applicable call payment on the related call settlement date. The last calculation day is the final calculation day, and any payment upon an automatic call on the final calculation day, if applicable, will be made on the maturity date.

The securities will not be automatically called on any call settlement date if the closing level of any underlying is below its call threshold level on the related calculation day.

Any positive return on the securities will be limited to the applicable call premium, even if the closing level of any underlying on the applicable calculation day significantly exceeds its call threshold level. You will not participate in any appreciation of any underlying.

Calculation Days*, Call Threshold Levels and Call Premiums:

The call premium applicable to each calculation day will be a percentage of the face amount that increases for each calculation day based on a simple (non-compounding) return of approximately 10.60% per annum.

The actual call premium and payment per security upon an automatic call for each calculation day are set forth in the table below.

	Calculation Day	Call Threshold Levels	Call Premium	Payment per Security upon an Automatic Call
	September 18, 2028*	For each underlying, 95% of its starting level	26.50%	$1,265
	March 19, 2029*	For each underlying, 95% of its starting level	31.80%	$1,318
	September 18, 2029*	For each underlying, 95% of its starting level	37.10%	$1,371
	March 18, 2030*	For each underlying, 95% of its starting level	42.40%	$1,424
	September 18, 2030*	For each underlying, 90% of its starting level	47.70%	$1,477
	March 18, 2031*	For each underlying, 90% of its starting level	53.00%	$1,530
	September 18, 2031*	For each underlying, 90% of its starting level	58.30%	$1,583
	March 18, 2032*	For each underlying, 90% of its starting level	63.60%	$1,636
	September 13, 2032*	For each underlying, 90% of its starting level	68.90%	$1,689
	We refer to September 13, 2032 as the “final calculation day.”
Call settlement date:	Three business days after the applicable calculation day*
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security as follows:

●if the ending level of any underlying is less than its respective call threshold level but the ending level of each underlying is greater than or equal to its respective

March 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

downside threshold level:

$1,000; or

●if the ending level of any underlying is less than its respective downside threshold level:

$1,000 × performance factor of the lowest performing underlying

Under these circumstances, you will lose more than 25%, and possibly all, of your investment.

Starting level:

With respect to the INDU Index: 46,558.47, which is the closing level on the pricing date

With respect to the SPW Index: 7,818.87, which is the closing level on the pricing date

With respect to the RTY Index: 2,480.051, which is the closing level on the pricing date

Ending level:	With respect to each underlying, its closing level on the final calculation day
Downside threshold level:

With respect to the INDU Index: 34,918.8525, which is equal to 75% of its starting level

With respect to the SPW Index: 5,864.1525, which is equal to 75% of its starting level

With respect to the RTY Index: 1,860.03825, which is equal to 75% of its starting level

Lowest performing underlying:	On any calculation day, the underlying with the lowest performance factor
Performance factor:	With respect to each underlying, the ending level divided by the starting level
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	March 13, 2026
Original issue date:	March 18, 2026 (3 business days after the pricing date)
CUSIP / ISIN:	61781ELA2 / US61781ELA28
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

March 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $984.00.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

March 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM ,the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032 (the “securities”) may be appropriate for investors who:

￭Believe that the closing level of each underlying will be greater than or equal to its call threshold level on one of the calculation days;

￭Seek the potential for a fixed return if the level of each underlying is greater than or equal to its applicable call threshold level as of any of the calculation days in lieu of full participation in any potential appreciation of any underlying;

￭Understand that if the closing level of any underlying is less than its call threshold level on each calculation day, they will not receive any positive return on their investment in the securities, and that if the closing level of any underlying on the final calculation day has declined by more than 25% from its starting level, they will be fully exposed to the decline in the lowest performing underlying from its starting level and will lose more than 25%, and possibly all, of the face amount of their securities at maturity;

￭Understand that the term of the securities may be as short as approximately two and a half years, and that they will not receive a higher call payment with respect to a later calculation day if the securities are called on an earlier calculation day;

￭Understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and that they will not benefit in any way from the performance of the better performing underlyings;

￭Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

￭Understand and are willing to accept the full downside risks of each underlying;

￭Are willing to forgo interest payments on the securities and dividends on securities included in the underlyings; and

￭Are willing to hold the securities until maturity or automatic call.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭Require full payment of the face amount of the securities at maturity;

￭Believe that the closing level of any underlying will be less than its applicable call threshold level on each calculation day;

￭Seek a security with a fixed term;

￭Are unwilling to accept the risk that, if the closing level of any underlying is less than its call threshold level on each calculation day, they will not receive any positive return on their investment in the securities;

￭Are unwilling to accept the risk that the closing level of any underlying on the final calculation day may decline by more than 25% from its respective starting level to its ending level, in which case they will lose a significant portion or all of their investment;

￭Seek current income;

￭Are unwilling to accept the risk of exposure to each of the underlyings;

￭Seek exposure to the upside performance of any or each underlying beyond the applicable call premiums;

￭Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

￭Are unwilling to accept our credit risk; or

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “Dow Jones Industrial AverageSM Overview”, “S&P 500® Equal Weight Index Overview” and “Russell 2000® Index Overview” below.

March 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

March 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying from its starting level to its closing level on the applicable calculation day.

March 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are called will be determined by reference to the closing level of each underlying on the calculation days, and the maturity payment amount, if any, will be determined by reference to the closing level of each underlying on the final calculation day. The actual starting levels, call threshold levels and downside threshold levels are set forth under “Final Terms” above. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	Approximately 6.5 years
Hypothetical starting level:	With respect to the INDU Index: 100 With respect to the SPW Index: 100 With respect to the RTY Index: 100
Call premium:

The call premium applicable to each calculation day will be a percentage of the face amount that increases for each calculation day based on a simple (non-compounding) return of approximately 10.60% per annum.

	Determination Date	Hypothetical Call Threshold Level	Payment per Security
	#1	With respect to the INDU Index: 95, which is 95% of its hypothetical starting level With respect to the SPW Index: 95, which is 95% of its hypothetical starting level With respect to the RTY Index: 95, which is 95% of its hypothetical starting level	$1,265
	#2		$1,318
	#3		$1,371
	#4		$1,424
	#5	With respect to the INDU Index: 90, which is 90% of its hypothetical starting level With respect to the SPW Index: 90, which is 90% of its hypothetical starting level With respect to the RTY Index: 90, which is 90% of its hypothetical starting level	$1,477
	#6		$1,530
	#7		$1,583
	#8		$1,636
	#9		$1,689
Hypothetical downside threshold level:

With respect to the INDU Index: 75, which is 75% of its hypothetical starting level

With respect to the SPW Index: 75, which is 75% of its hypothetical starting level

With respect to the RTY Index: 75, which is 75% of its hypothetical starting level

*The hypothetical starting level of 100 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting level of any underlying. The actual starting levels, call threshold levels and downside threshold levels are set forth under “Final Terms” above. For historical data regarding the actual closing levels of the underlyings, see the historical information set forth herein.

March 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

Automatic Call:

Example 1 — The securities are called following the second calculation day.

Date	INDU Index Closing Level	SPW Index Closing Level	RTY Index Closing Level	Payment (per Security)
1st calculation day	70 (below its call threshold level)	60 (below its call threshold level)	65 (below its call threshold level)	--
2nd calculation day	140 (at or above its call threshold level)	150 (at or above its call threshold level)	155 (at or above its call threshold level)	$1,318

In this example, on the first calculation day, the closing level of each underlying is below its applicable call threshold level. Therefore, the securities are not called. On the second calculation day, the closing level of each underlying is at or above its applicable call threshold level. Therefore, the securities are automatically called on the second call settlement date. Investors will receive a payment of $1,318 per security on the related call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in the underlying.

March 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

How to calculate the payment investors will receive at maturity:

In the following examples, the closing level of at least one underlying is below its applicable call threshold level on each of the calculation days, and, consequently, the securities are not automatically called prior to, and remain outstanding until, maturity.

	INDU Index Closing Level	SPW Index Closing Level	RTY Index Closing Level	Payment (per Security)
Example 1	95 (above its downside threshold level)	101 (above its downside threshold level)	105 (above its downside threshold level)	$1,689
Example 2	80 (below its call threshold level but at or above its downside threshold level)	110 (at or above its call threshold level and downside threshold level)	120 (at or above its call threshold level and downside threshold level)	$1,000
Example 3	60 (below its downside threshold level)	97 (above its downside threshold level)	95 (above its downside threshold level)	$1,000 × performance factor of the lowest performing underlying = $600.00
Example 4	60 (below its downside threshold level)	40 (below its downside threshold level)	45 (below its downside threshold level)	$1,000 × performance factor of the lowest performing underlying = $400.00

In example 1, the ending level of each underlying is at or above its downside threshold level. Therefore, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the face amount of the securities plus a call premium of 68.90% of the face amount. On the call settlement date (which is the stated maturity date), you would receive $1,689 per security. Investors do not participate in any appreciation in any underlying.

In example 2, the ending levels of two of the underlyings are at or above their call threshold levels and downside threshold levels, but the ending level of the other underlyings is below its call threshold level and at or above its downside threshold level. Investors receive $1,000 per security at maturity. Investors do not participate in any appreciation in any underlying.

In example 3, the ending level of one underlying is at or above its downside threshold level and the ending level of the other underlyings are below their downside threshold level. Therefore, investors are exposed to the negative performance of the lowest performing underlying at maturity. Investors receive at maturity an amount equal to the face amount times the performance factor of the INDU Index, which is the lowest performing underlying in this example.

In example 4, the ending level of each underlying is below its downside threshold level, and accordingly, investors are exposed to the negative performance of the lowest performing underlying and will receive a maturity payment amount that is significantly less than the face amount of the securities. The maturity payment amount is $400.00 per security, representing a loss of 60% on your investment over the 6.5-year term of the securities.

If the securities are not called prior to maturity and the ending level of any underlying is below its downside threshold level on the final calculation day, the securities will be exposed to the downside performance of the lowest performing underlying at maturity, and your maturity payment amount will be less than 75% of the face amount per security and could be zero.

March 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending level of any underlying is less than its downside threshold level, you will be exposed to the decline in the value of the lowest performing underlying, as compared to its starting level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount times the performance factor of the lowest performing underlying. In this case, you will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

￭The appreciation potential of the securities is limited by the call payment specified for each calculation day. The appreciation potential of the securities is limited to the call payment specified for each calculation day if each underlying closes at or above its call threshold level on any calculation day. In all cases, you will not participate in any appreciation of any of the underlyings, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its starting level, call threshold level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying, odividend rates on the securities underlying the underlyings,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituent stocks of such underlyings, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the level of any underlying at the time of sale is near or below its downside threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying based on its historical performance. The value(s) of one or more of the underlyings may decrease so that you will receive no return on your investment and receive a maturity payment amount that is significantly less than the face amount. See “Dow Jones Industrial AverageSM Overview”, “S&P 500® Equal Weight Index Overview” and “Russell 2000® Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated

March 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings. Investing in the securities is not equivalent to investing in the underlyings or the component stocks or any underlying. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute any underlying.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first two and a half years of the term of the securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting levels, the call threshold levels, the downside threshold levels and the ending levels and will calculate the amount of cash you receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise

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Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending level of an underlying in the event of a market disruption event or discontinuance of any underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the component stocks of the underlyings), including trading in the stocks that constitute the underlyings as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the stocks that constitute the underlyings and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level of an underlying, and, therefore, could increase (i) its call threshold level, which is the level at or above which such underlying must close on the calculation days so that the securities are called for the call payment (depending also on the performance of the other underlying) and (ii) its downside threshold level, which is the level at or above which such underlying must close on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the calculation days, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may

March 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive the call payment, each underlying must close at or above its call threshold level on the applicable calculation day. In addition, if the securities have not been called and any underlying has declined to below its respective threshold level as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or has not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 75% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that the ending level of any underlying will decline to below 75% of its starting level than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a loss on your investment. In addition, because the level of each underlying must be greater than or equal to its call threshold level on a calculation day in order for the securities to be called prior to maturity, the securities are less likely to be called on a call settlement date than if the securities were linked to just one underlying.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlyings, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than underlyings that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlyings could adversely affect the value of the securities. The publisher of any underlying may add, delete or substitute the stocks constituting such underlying or make other methodological changes that could change the value of such underlying. The publisher of such underlying may discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor underlying that is comparable to the discontinued underlying and is permitted to consider underlyings that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor underlying on any calculation day, the determination of whether the securities will be called or the amount payable at maturity, if any, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the relevant starting level, call threshold level or downside threshold level, as applicable (depending also on the performance of the other underlyings).

￭Historical levels of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the level of the underlyings at any time, including on the final calculation day, because historical levels of the underlyings do not provide an indication of future performance of the underlyings.

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Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P® Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the INDU Index for the period from January 1, 2021 through March 13, 2026. The closing level of the INDU Index on March 13, 2026 was 46,558.47. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The INDU Index has at times experienced periods of high volatility. You should not take the historical levels of the INDU Index as an indication of its future performance, and no assurance can be given as to the closing level of the INDU Index at any time, including on the calculation days.

Dow Jones Industrial AverageSM Daily Closing Levels January 1, 2021 to March 13, 2026

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

S&P 500® Equal Weight Index Overview

The S&P 500® Equal Weight Index is the equal-weight version of the S&P 500® Index. The S&P 500® Equal Weight Index includes the same constituents as the capitalization-weighted S&P 500® Index, but each company in the S&P 500® Equal Weight Index is allocated a fixed weight of 0.2% of the index total at each quarterly rebalancing. Therefore, the performance of the S&P 500® Equal Weight Index will differ, perhaps materially, from the performance of the S&P 500® Index, which is weighted unevenly based on market capitalization.

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Equal Weight Index, see the information set forth under “S&P® U.S. Indices” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the SPW Index for the period from January 1, 2021 through March 13, 2026. The closing level of the SPW Index on March 13, 2026 was 7,818.87. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The SPW Index has at times experienced periods of high volatility. You should not take the historical levels of the SPW Index as an indication of its future performance, and no assurance can be given as to the closing level of the SPW Index at any time, including on the calculation days.

S&P 500® Equal Weight Index Daily Closing Levels January 1, 2021 to March 13, 2026

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

March 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the RTY Index for the period from January 1, 2021 through March 13, 2026. The closing level of the RTY Index on March 13, 2026 was 2,480.051. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The RTY Index has at times experienced periods of high volatility. You should not take the historical levels of the RTY Index as an indication of its future performance, and no assurance can be given as to the closing level of the RTY Index at any time, including on the calculation days.

Russell 2000® Index Daily Closing Levels January 1, 2021 to March 13, 2026

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

March 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

March 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities— Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial AverageSM, the S&P 500® Equal Weight Index and the Russell 2000® Index due September 16, 2032

MS & Co. expects to sell the securities that it purchases from us as principal to WFS at the price to public set forth on the cover page of this document, less a concession of up to $0.75 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $0.25 per Security.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $0.25 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution; Conflicts of Interest” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated September 23, 2025, which was filed as an exhibit to a Current Report on Form 8-K by the Company on September 23, 2025.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement or in the prospectus.

March 2026 Page 19